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                                                               Exhibit a.II.(10)

                                  ECLIPSE FUNDS
                           CERTIFICATE OF TERMINATION

         The undersigned, being the Secretary of Eclipse Funds, a trust with transferable shares organized under the laws of Massachusetts, DOES HEREBY CERTIFY that, pursuant to authority conferred upon the Trustees of the Trust by
Section 6.1(b) and Section 9.3 of the Agreement and Declaration of Trust, dated July 30, 1986, as amended (hereinafter referred to as the "Declaration of Trust"), and by affirmative vote of a majority of the Trustees at a meeting duly called and held on September 24, 2003, the Trustees have voted to abolish the Eclipse Ultra Short Duration Fund ("Fund") and the establishment and designation thereof, there being no shares of the Fund currently outstanding.

         The Trustees have further directed that, upon the execution of this Certificate of Termination, the Trust take all necessary action to file a copy of this Certificate of Termination with the Secretary of the Commonwealth of the Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned has set his hand this 22 day of December, 2003.

                                                      /s/ Michael Hession
                                                      --------------------------
                                                      Michael Hession
                                                      Assistant Secretary

ACKNOWLEDGMENT

         Then personally appeared the above-named Michael Hession and acknowledged the foregoing instrument to be his free act and deed.

         Before me:


                                                      /s/ Elizabeth Akian
                                                      --------------------------
                                                      Notary Public
                                                      My commission expires:
                                                               November 30, 2007


[NOTARIAL SEAL]